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                                   EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (Form S-8 No. 33-25974) on Form 8-K/A (Exhibit 27.1) of Cornucopia Resources Ltd., of our report dated March 25, 1999, relating to the balance sheets of Stockscape Technologies Ltd. as of September 30, 1997 and 1998 and December 31, 1998 and the statements of income and deficit and changes of financial position for each of the periods then ended in this current report (Form 8-K/A) of Cornucopia Resources Ltd.


/s/ ELLIS FOSTER

Chartered Accountants

Vancouver, BC, Canada

March 25, 1999 and
amended at May 13, 1999


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